[SHIP]
                            [THE VANGUARD GROUP LOGO]

                      VANGUARD FUNDS PROSPECTUS SUPPLEMENT


IMPORTANT INFORMATION ABOUT POLICIES TO LIMIT FREQUENT TRADING
After the close of business on September 30, 2005, Vanguard will begin implementing a new policy to limit frequent trading in the Vanguard funds. The final implementation of the policy across all business lines will extend beyond September 30, 2005. The following changes are made to the prospectus.

The Frequent Trading or Market-Timing section is replaced with the following:

FREQUENT TRADING OR MARKET-TIMING
Background
Some investors try to profit from strategies involving frequent trading of mutual fund shares, such as market-timing. For funds holding foreign securities, investors may try to take advantage of an anticipated difference between the price of the fund's shares and price movements in overseas markets, a practice also known as time-zone arbitrage. Investors also may try to engage in frequent trading of funds that hold investments such as small-cap stocks and high-yield bonds. As money is shifted into and out of a fund by a shareholder engaging in frequent trading, a fund incurs costs for buying and selling securities, resulting in increased brokerage and administrative costs. These costs are borne by all fund shareholders, including the long-term investors who do not generate the costs. Frequent trading may also interfere with an advisor's ability to efficiently manage the fund.


Policies to Address Frequent Trading
The Vanguard funds (other than money market funds, short-term bond funds, and VIPER(R) Shares) do not knowingly accommodate frequent trading. The board of trustees of each Vanguard fund has adopted policies and procedures reasonably designed to detect and discourage frequent trading and, in some cases, to compensate the funds for the costs associated with it. Although there is no assurance that Vanguard will be able to detect or prevent frequent trading or market-timing in all circumstances, the following policies have been adopted to address these issues:

o Each Vanguard fund reserves the right to reject any purchase request--including exchanges from other Vanguard funds--without notice and regardless of size. A purchase request could be rejected if Vanguard determines that such purchase may disrupt a fund's operation or performance or because of a history of frequent trading by the investor.
o Each Vanguard fund (other than money market funds, short-term bond funds, and VIPER Shares) generally limits an investor's purchases or exchanges into a fund account for 60 calendar days after the investor has redeemed or exchanged out of that fund account.





o Certain Vanguard funds charge shareholders purchase and/or redemption fees on transactions.

See the INVESTING WITH VANGUARD section of the prospectus for further details on Vanguard's transaction policies.

Each fund (other than money market funds), in determining its net asset value, will use fair-value pricing as described in the SHARE PRICE section. When used, fair-value pricing may reduce or eliminate the profitability of certain frequent-trading strategies.

DO NOT INVEST WITH VANGUARD IF YOU ARE A MARKET-TIMER.

In addition, the following changes are made to the INVESTING WITH VANGUARD section of the prospectus.

The Redeeming Shares--Redemption Fee section is amended as follows:

REDEMPTION FEES
Beginning with the paragraph that states, "We will redeem...," replace all remaining text in that section with the following:
     After redeeming shares that are exempt from redemption fees, we will redeem your "oldest" shares first.
     Redemption fees do not apply to the following:
o    Redemptions   of  shares   purchased   with   dividend  and  capital  gains
     distributions  (not  applicable  to Vanguard  Emerging  Markets Stock Index
     Fund).
o    Share transfers, rollovers, or re-registrations within the same fund.
o    Conversions of shares from one share class to another in the same fund.
o    Redemptions of shares to pay fund or account fees.
o    Section 529 college savings plans.
o Distributions by shareholders aged 70 1/2 or older from the following (not applicable to Vanguard Emerging Markets Stock Index Fund):
     o    Traditional IRAs.
     o    Inherited IRAs (traditional and Roth).
     o    Rollover IRAs.
     o    SEP-IRAs.
     o Section 403(b)(7) plans served by the Vanguard Small Business Services Department.

     o    SIMPLE IRAs.
     o Vanguard Retirement Plans for which Vanguard Fiduciary Trust Company serves as trustee.

     For participants in employer-sponsored defined contribution plans (other than those served by the Vanguard Small Business Services Department), redemption fees will apply to shares exchanged out of a fund into which they had been exchanged, rolled over, or transferred by a participant within the fund's redemption-fee period.

In addition to the exclusions previously listed, redemption fees will not apply to:

o Exchanges of shares purchased with participant payroll or employer contributions.
o    Distributions, loans, and in-service withdrawals from a plan.
o    Direct rollovers into IRAs.
o Redemptions or transfers of shares as part of a plan termination or at the direction of the plan.
     In plans for which Vanguard is recordkeeper, redemption fees will apply to participants, effective after the close of business on December 30, 2005.
     If Vanguard does not serve as recordkeeper for your plan, redemption fees may be applied differently. Please read that firm's materials carefully to learn of any other rules or fees that may apply.

ACCOUNTS HELD BY INTERMEDIARIES
Please see Frequent Trading Policies--Accounts Held by Intermediaries for information about the assessment of redemption fees by intermediaries.

The Exchanging Shares section is replaced with the following:

FREQUENT TRADING POLICIES

Because excessive transactions can disrupt management of a fund and increase the fund's costs for all shareholders, Vanguard places certain limits on frequent trading in the Vanguard funds. Each Vanguard fund (other than money market funds, short-term bond funds, and VIPER Shares) limits an investor's purchases or exchanges into a fund account for 60 calendar days after the investor has redeemed or exchanged out of that fund account.
     The policy does not apply to the following:
o    Purchases of shares with fund dividend or capital gains distributions.
o Transactions through Vanguard's Automatic Investment Plan, Automatic Exchange Service, Direct Deposit Service, Automatic Withdrawal Plan,
     Required  Minimum   Distribution   Service,  and  Vanguard  Small  Business
     Online(R).
o    Redemptions of shares to pay fund or account fees.
o Transaction requests submitted by mail to Vanguard from shareholders who hold their accounts directly with Vanguard. (Transactions submitted by fax or wire are not mail transactions and are subject to the policy.)
o    Transfers and re-registrations of shares within the same fund.
o    Purchases of shares by asset transfer or direct rollover.
o    Conversions of shares from one share class to another in the same fund.
o    Checkwriting redemptions.

o    Section 529 college savings plans.
o Certain approved institutional portfolios and asset allocation programs, as well as Vanguard mutual funds investing in other Vanguard mutual funds.
     For participants in employer-sponsored defined contribution plans (other than those served by the Vanguard Small Business Services Department), the frequent-trading policy does not apply to:
o Purchases of shares with participant payroll or employer contributions or loan repayments.
o    Purchases of shares with fund dividend or capital gains distributions.
o    Distributions, loans, and in-service withdrawals from a plan.
o Redemptions of shares as part of a plan termination or at the direction of the plan.
o    Automated   transactions   executed  during  the  first  six  months  of  a
     participant's enrollment in the Vanguard Managed Account Program.
o    Redemptions of shares to pay fund or account fees.
o    Share or asset transfers or rollovers.
o    Re-registrations of shares.
o    Conversions of shares from one share class to another in the same fund.

ACCOUNTS HELD BY INSTITUTIONS (OTHER THAN DEFINED CONTRIBUTION PLANS)
Vanguard will systematically monitor for frequent trading in institutional clients' accounts. If we detect suspicious trading activity, we will investigate and take appropriate action, which may include applying to a client's accounts the 60-day policy previously described, prohibiting a client's purchases of fund shares, and/or eliminating the client's exchange privilege.

ACCOUNTS HELD BY INTERMEDIARIES
When intermediaries establish accounts in Vanguard funds for their clients, we cannot always monitor the trading activity of individual clients. However, we review trading activity at the omnibus level, and if we detect suspicious activity, we will seek to investigate and take appropriate action. If necessary, Vanguard may prohibit additional purchases of fund shares by an intermediary or by certain of the intermediary's clients. Intermediaries may also monitor their clients' trading activities in the Vanguard funds.
     For those Vanguard funds that charge purchase or redemption fees, intermediaries will be asked to assess purchase and redemption fees on shareholder and participant accounts and remit these fees to the funds. The application of purchase and redemption fees and frequent-trading policies may vary among intermediaries. There are no assurances that Vanguard will successfully identify all intermediaries or that intermediaries will properly assess purchase or redemption fees or administer frequent-trading policies.
     For funds to which fees apply, intermediaries will be expected to begin to assess purchase and redemption fees within the next year. Intermediaries may be provided additional time if needed to address systems issues. If you invest with Vanguard through an intermediary, please read that firm's materials carefully to learn of any other rules or fees that may apply.

RIGHT TO CHANGE POLICIES
Vanguard may change these policies in the future without shareholder notice, except when legally required.

The Other Rules You Should  Know--Investing  With  Vanguard  Through Other Firms
section is amended as follows:

Beginning with the paragraph that states, "When intermediaries establish...," replace all remaining text in that section with the following:

     Please see Frequent Trading Policies--Accounts Held by Intermediaries for information about the assessment of redemption fees and monitoring of frequent trading for accounts held by intermediaries.


























(C) The Vanguard Group, Inc. All rights reserved.
Vanguard Marketing Corporation, Distributor.                     PSRDM    082005

                                     [SHIP]
                            [THE VANGUARD GROUP LOGO]

              VANGUARD FUND PROSPECTUS SUPPLEMENT FOR PARTICIPANTS


IMPORTANT INFORMATION ABOUT POLICIES TO LIMIT FREQUENT TRADING
After the close of business on September 30, 2005, Vanguard will begin implementing a new policy to limit frequent trading in the Vanguard mutual funds. The final implementation of the policy across all business lines will extend beyond September 30, 2005.

The Vanguard mutual funds that charge redemption fees are listed here. Some of the funds listed may not be available for investment in your plan.


-------------------------------------------------------------------------------------------------------
FUND NAME                                                     HOLDING PERIOD            REDEMPTION FEE
-------------------------------------------------------------------------------------------------------
Vanguard Capital Opportunity Fund                             Less than 1 year                1%
Vanguard Consumer Discretionary Index Fund                    Less than 1 year                2%
Vanguard Consumer Staples Index Fund                          Less than 1 year                2%
Vanguard Convertible Securities Fund                          Less than 1 year                1%
Vanguard Developed Markets Index Fund                         Less than 2 months              2%
Vanguard Emerging Markets Stock Index Fund                    All periods                    0.5%
Vanguard Energy Fund                                          Less than 1 year                1%
Vanguard Energy Index Fund                                    Less than 1 year                2%
Vanguard European Stock Index Fund                            Less than 2 months              2%
Vanguard Financials Index Fund                                Less than 1 year                2%
Vanguard Health Care Index Fund                               Less than 1 year                2%
Vanguard Health Care Fund                                     Less than 1 year                1%
Vanguard High-Yield Corporate Fund                            Less than 1 year                1%
Vanguard Industrials Index Fund                               Less than 1 year                2%
Vanguard Information Technology Index Fund                    Less than 1 year                2%
Vanguard Institutional Developed Markets Index Fund           Less than 2 months              2%
Vanguard International Explorer Fund                          Less than 2 months              2%
Vanguard International Growth Fund                            Less than 2 months              2%
Vanguard International Value Fund                             Less than 2 months              2%
Vanguard Materials Index Fund                                 Less than 1 year                2%
Vanguard Pacific Stock Index Fund                             Less than 2 months              2%
Vanguard Precious Metals & Mining Fund                        Less than 1 year                1%
Vanguard PRIMECAP Fund                                        Less than 1 year                1%
Vanguard PRIMECAP CORE                                        Less than 1 year                1%
Vanguard REIT Index Fund                                      Less than 1 year                1%
-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
FUND NAME                                                     HOLDING PERIOD            REDEMPTION FEE
-------------------------------------------------------------------------------------------------------
Vanguard Selected Value Fund                                  Less than 1 year                1%
Vanguard Tax-Managed Balanced Fund                            Less than 1 year                2%
                                                              1 to 5 years                    1%
Vanguard Tax-Managed Capital Appreciation Fund                Less than 1 year                2%
                                                              1 to 5 years                    1%
Vanguard Tax-Managed Growth and Income Fund                   Less than 1 year                2%
                                                              1 to 5 years                    1%
Vanguard Tax-Managed International Fund                       Less than 1 year                2%
                                                              1 to 5 years                    1%
Vanguard Tax-Managed Small-Cap Fund                           Less than 1 year                2%
                                                              1 to 5 years                    1%
Vanguard Telecommunication Services Index Fund                Less than 1 year                2%
Vanguard Total International Stock Index Fund                 Less than 2 months              2%
Vanguard Utilities Index Fund                                 Less than 1 year                2%
-------------------------------------------------------------------------------------------------------



The Redemption Fee section is amended as follows:

Participants who exchange shares into a fund that charges a redemption fee will be subject to the fee if they subsequently exchange shares out of the fund within the fund's redemption-fee period. When shares are exchanged out of a fund, Vanguard first exchanges shares that are exempt from redemption fees (such as shares purchased with dividend or capital gains distributions and shares purchased with plan participant payroll or employer contributions). Vanguard then exchanges a participant's oldest shares before those purchased more recently. Unlike a sales charge or load paid to a broker or fund management company, the redemption fee is paid directly to the fund to offset the costs of buying and selling securities. The fee is designed to ensure that short-term investors pay their share of the fund's transaction costs and that long-term investors do not subsidize the activities of short-term traders. See INVESTING WITH VANGUARD for more information about fees.

The Frequent Trading or Market-Timing section is replaced with the following:

Background
Some investors try to profit from strategies involving frequent trading of mutual fund shares, such as market-timing. For funds holding foreign securities, investors may try to take advantage of an anticipated difference between the price of the fund's shares and price movements in overseas markets, a practice also known as time-zone arbitrage. Investors also may try to engage in frequent trading of funds that hold investments such as small-cap stocks and high-yield bonds. As money is shifted into and out of a fund by a shareholder engaging in frequent trading, a fund incurs costs for buying and selling securities, resulting in increased brokerage and administrative costs. These costs are borne by all fund shareholders, including the long-term investors who do not generate the costs. Frequent trading may also interfere with an advisor's ability to efficiently manage the fund.

POLICIES TO ADDRESS FREQUENT TRADING
The Vanguard funds (other than money market funds, short-term bond funds, and VIPER(R) Shares) do not knowingly accommodate frequent trading. The board of trustees of each Vanguard fund has adopted policies and procedures reasonably designed to detect and discourage frequent trading and, in some cases, to compensate the funds for the costs associated with it. Although there is no assurance that Vanguard will be able to detect or prevent frequent trading or market-timing in all circumstances, the following policies have been adopted to address these issues:
o Each Vanguard fund reserves the right to reject any purchase request--including exchanges from other Vanguard funds--without notice and regardless of size. A purchase request could be rejected if Vanguard determines that such purchase may disrupt a fund's operation or performance or because of a history of frequent trading by the investor.
o    Each Vanguard fund (other than money market funds,  short-term  bond funds, and VIPER Shares) prohibits a participant from exchanging into a fund account for 60 calendar days after the participant exchanged out of that fund account.
o    Certain   Vanguard  funds  charge  purchase   and/or   redemption  fees  on
     transactions.

See the INVESTING WITH VANGUARD section of the prospectus for further details on Vanguard's transaction policies.

Each fund (other than money market funds), in determining its net asset value, will use fair-value pricing as described in the SHARE PRICE section. When used, fair-value pricing may reduce or eliminate the profitability of certain frequent-trading strategies.

Do not invest with Vanguard if you are a market-timer.

In addition, the following changes are made to the INVESTING WITH VANGUARD section of the prospectus.

This text is added:

REDEMPTION FEES

Redemption fees apply to shares exchanged out of a fund into which they were exchanged, rolled over, or transferred by the participant within the fund's redemption-fee period. The fee is withheld from redemption proceeds and is retained by the fund. Shares held longer than the fund's specified redemption fee holding period are not subject to the fee.

     After exchanging shares that are exempt from redemption fees, we will exchange your "oldest" shares first.

     For retirement plan participants, redemption fees do not apply to the following:
o Exchanges of shares purchased with participant payroll or employer contributions.
o    Exchanges  of  shares   purchased   with   dividends   and  capital   gains
     distributions.
o    Distributions, loans, and in-service withdrawals from a plan.

o Redemptions or transfers of shares as part of a plan termination or at the direction of the plan.
o    Direct rollovers into IRAs.
o    Conversions of shares from one share class to another in the same fund.
o    Redemptions of shares to pay fund or account fees.
     In plans for which Vanguard is your recordkeeper, redemption fees will apply to participants, effective after the close of business on December 30, 2005.

The Exchanges section is replaced with the following:

The exchange privilege (your ability to redeem shares from one fund to purchase shares of another fund) may be available to you through your plan. Although we make every effort to maintain the exchange privilege, Vanguard reserves the right to revise or terminate this privilege, limit the amount of an exchange, or reject any exchange, at any time, without notice. Because excessive exchanges can disrupt the management of the Vanguard funds and increase their transaction costs, Vanguard places the following limits on the exchange privilege.
     If you are exchanging out of any Vanguard fund (other than money market funds, short-term bond funds, and VIPER Shares) after September 30, 2005, the following policy applies, regardless of the dollar amount:

o    You must wait 60 days before exchanging back into the fund.
o The 60-day clock restarts after every exchange out of the fund. The policy does not apply to the following:
o Purchases of shares with participant payroll or employer contributions or loan repayments.
o    Purchases of shares with fund dividends or capital gains distributions.
o    Distributions, loans, and in-service withdrawals from a plan.
o Redemptions of shares as part of a plan termination or at the direction of the plan.
o    Redemptions of shares to pay fund or account fees.
o    Share or asset transfers or rollovers.
o    Re-registrations of shares within the same fund.
o    Conversions of shares from one share class to another in the same fund.
o    Automated   transactions   executed  during  the  first  six  months  of  a
     participant's enrollment in the Vanguard Managed Account Program.

Before making an exchange to or from another fund available in your plan, consider the following:
o Certain investment options, particularly funds made up of company stock or investment contracts, may be subject to unique restrictions.
o Be sure to read that fund's prospectus. Contact Vanguard's Participant Access Center, toll-free, at 800-523-1188 for a copy.
o Vanguard can accept exchanges only as permitted by your plan. Contact your plan administrator for details on other exchange policies that apply to your plan.

PLANS FOR WHICH VANGUARD DOES NOT SERVE AS RECORDKEEPER. If Vanguard does not serve as recordkeeper for your plan, your plan's recordkeeper will establish accounts in Vanguard funds. In such accounts, we cannot always monitor the trading activity of individual clients in those accounts. However, we review trading activity at the omnibus level, and if we detect suspicious activity, we will seek to investigate and take appropriate action. If necessary, Vanguard may prohibit additional purchases of fund shares by an intermediary or certain of the intermediary's clients. Intermediaries may also monitor participant's trading activity in the Vanguard funds.


     For those Vanguard funds that charge purchase or redemption fees, intermediaries that establish accounts in the Vanguard funds will be asked to assess purchase and redemption fees on participant accounts and remit these fees to the funds. The application of purchase and redemption fees and frequent-trading policies may vary among intermediaries. There are no assurances that Vanguard will successfully identify all intermediaries or that intermediaries will properly assess purchase or redemption fees or administer frequent trading policies.
     For funds to which fees apply, intermediaries will be expected to begin to assess purchase and redemption fees within the next year. Intermediaries may be provided additional time if needed to address systems issues. If a firm other than Vanguard serves as recordkeeper for your plan, please read that firm's materials carefully to learn of any other rules or fees that may apply.

Right to Change Policies: Vanguard may change these policies in the future without shareholder notice, except when legally required.


















(C) The Vanguard Group, Inc. All rights reserved.
Vanguard Marketing Corporation, Distributor.                     ISRDM  082005